Exhibit 10.2

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of

ATLAS PIPELINE PARTNERS GP, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) executed as of September 24, 2003, by and among those persons signatory hereto, as the same may be amended from time to time (such persons being herein sometimes called collectively, the “Members,” and individually, a “Member”).

W I T N E S S E T H:

WHEREAS, the Members (i) have caused Atlas Pipeline Partners GP, LLC (the “Company”) to be formed as a limited liability company under the Delaware Limited Liability Company Act (the “Act”) by filing a Certificate of Formation (the “Certificate”) in the office of the Secretary of State of Delaware (the “Secretary of State”); and (ii) previously adopted a limited liability company agreement as contemplated by the Act on November 18, 1999; and

WHEREAS, the Members desire to define the respective rights and obligations of the Members and make provisions for the operation of the Company pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.1. Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

“Accounting Period” has the meaning set forth in Section 10.1 hereof.

“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, controlled by or under common control with the specified Person.

“Agreement” means this Limited Liability Company Agreement, as amended from time to time.

“Bankruptcy” means the initiation of any proceeding, whether voluntary or involuntary, under the federal bankruptcy laws or any state or local bankruptcy or insolvency act, including without limitation an assignment for the benefit of creditors, if (as to any involuntary proceeding) not dismissed within ninety (90 days).

“Board Member” means a member of the Managing Board.

“Capital Account” has the meaning set forth in Section 9.4 hereof.

“Capital Contribution” with respect to a Member, means the total amount of cash and the fair market value of property being contributed by such Member to the capital of the Company pursuant to Article 4 hereof.

“Certificate” means the Company’s Certificate of Formation filed with the Secretary of State pursuant to the Act, as such Certificate may be amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of future laws.

“Company” means Atlas Pipeline Partners GP, LLC.

“Distribution Support Agreement” means the Distribution Support Agreement to be entered into by the Partnership and the Company.

“Fiscal Year” has the meaning set forth in Section 9.1 hereof.

“Indemnitee” means each current or former Board Member and current or former officer of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a Board Member or officer of the Company or is or was serving in any capacity at the request or for the benefit of the Company as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

“Independent Board Member” means a Board Member who is independent in accordance with the rules of the principal National Securities Exchange on which common units of the Partnership trade.

“Interest” refers to all of a Member’s rights and interests in the Company in his, her or its capacity as a Member, all as provided in the Certificate and this Agreement, including, without limitation, such Member’s interest in the total capital, Profits and Losses of the Company.

“Liquidation” shall have the meaning set forth in Treasury Regulations 1.704-1(b)(2)(ii)(g) and any amendatory or successor section of such Regulation.

“Liquidation Proceeds” means the proceeds from the sale or other disposition of any one or more items of Property at the time of Liquidation of the Company and all proceeds resulting therefrom.

“Loss” or “Losses” has the meaning set forth in Section 10.1(b) hereof.

“Managing Board” means the Managing Board of the Company.

“Majority In Interest” means more than fifty percent (50%) of the Percentage Interests of the Members.

“Members” means the Members of the Company.

“Omnibus Agreement” means the Omnibus Agreement to be entered into by the Partnership, the Operating Partnership, Atlas America, Inc., Resource Energy, Inc. and Viking Resources Corporation.

“Operating Partnership” means Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership.

“Partnership” means Atlas Pipeline Partners, L.P., a Delaware limited partnership.

“Percentage Interest” means the Interest of a Member in the Company expressed as a percentage on any given date computed by dividing such Member’s Capital Account balance on such date by the aggregate of all Members’ Capital Account balances as of that date.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

“Proceeding” means any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration.

“Profit” or “Profits” has the meaning set forth in Section 10.1(b) hereof.

“Profit Allocation” has the meaning set forth in Section 10.2(b) hereof.

“Property” means all properties and assets which the Company may own or have an interest in from time to time.

“Reserves” means all amounts set aside from time to time by the Managing Board to provide for the business and capital needs and requirements of the Company, including for the payment of any liability or obligation of the Company, whether known or unknown, liquidated, fixed, contingent or other.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Service” means the United States Internal Revenue Service.

“Substitute Member” means a Person who or which becomes a substitute Member pursuant to the provisions of Section 5.3 hereof.

“Syndication Expenses” means all expenditures of the Company and the Partnership classified as syndication expenses pursuant to Treasury Regulation 1.709-2(b). Syndication Expenses shall be taken into account at the time they would be taken into account under the partnership method of accounting if they were deductible expenses.

“Tax Matters Officer” has the meaning set forth in Section 9.5 hereof.

“Termination Event” means the death, resignation, withdrawal, removal, Bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member pursuant to the Act.

“Treasury Regulations” or “Regulations” means the final and temporary regulations promulgated by the United States Treasury Department pursuant to the Code, as such regulations are amended and in effect from time to time.

Section 1.2. Other Definitional Provisions.

(a) As used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not fully defined, shall have the respective meanings given to them under generally accepted accounting principles.

(b) Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

Section 1.3. Additional Definitions. In addition to the definitions set forth in this Article 1, certain of the remaining provisions of this Agreement contain definitions which shall have the meanings ascribed to them in the provisions where each term is first defined.

ARTICLE 2. CERTIFICATE OF FORMATION, OFFICES,

PURPOSE, TERM AND DISSOLUTION

Section 2.1. Certification of Formation. The Certificate filed with the Secretary of State, and any amendment thereof or amended or restated Certificate duly filed with the Secretary of State, are deemed incorporated herein by reference and made a part hereof in their entirety, as fully as if they were set forth herein.

Section 2.2. Registered Office. The registered office of the Company in Delaware shall be 49 Bancroft Mills, Unit P15, Wilmington. The registered agent for the Company at such office shall be Andrew Lubin, Esquire. Any determination to change the Company’s registered office or registered agent shall be made by the Managing Board.

Section 2.3. Other Offices. The Company may also have offices at such other places within or without the State of Delaware as the Managing Board may from time to time determine.

Section 2.4. Purpose and Powers. The principal purpose of the Company is to engage in those activities set forth in the Certificate, to act as the general partner of the Partnership and the Operating Partnership, and to engage in any and all activities related or incidental thereto. In furtherance and not in limitation of this purpose, the Company shall have the powers to enter into, make and perform all contracts and other undertakings, engage in all activities and transactions as may be necessary or advisable to the carrying out of the foregoing purposes, including, without limitation:

(a) To exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the assets of the Company;

(b) To open, maintain and close bank, brokerage and other accounts, and to draw checks or other orders for the payment of money;

(c) To have and maintain one or more offices and in connection therewith to rent or acquire office space, engage personnel and do such other acts as may be advisable or necessary in connection with such offices and personnel;

(d) To take such actions as general partner of the Partnership and the Operating Partnership as may be necessary and advisable; and

(e) To take such actions as may be necessary or advisable in connection with the foregoing, including the engagement of agents, independent contractors, attorneys, accountants, investment counselors, and such other persons as may be necessary or advisable in connection with the foregoing objects and purposes.

Section 2.5. Term and Dissolution. The Company shall continue in existence in perpetuity, unless earlier dissolved pursuant to this Agreement. The following provisions shall govern the dissolution of the Company:

(a) Upon the Company’s Bankruptcy, the Company shall be dissolved;

(b) Upon a determination by the Managing Board, the Company shall be dissolved; and

(c) The Company shall be dissolved at any time upon the unanimous written consent of the Members.

The occurrence of a Termination Event of any Member shall not cause the dissolution of the Company. In the event of the occurrence of a Termination Event with respect to a Member, such Member’s administrators or personal representatives shall have the same rights, and shall be subject to the same obligations, that such Member would have had if such Member had not died or become bankrupt, insolvent or dissolved. Upon the dissolution of the Company, the Company shall be liquidated in accordance with Article 11 of this Agreement and the Liquidation Proceeds resulting therefrom shall be applied in accordance with such Article.

Section 2.6. Inclusion Clause. The terms, conditions and provisions governing the management, administration, rights and responsibilities of the Company and its Members as set forth in the Act are hereby incorporated by reference in their entirety, as fully as if they were set forth herein. However, in the event of an inconsistency between the provisions of this Agreement and the Act, the provisions of this Agreement shall prevail except that, in the further event any such provisions of this Agreement are prohibited by or invalid under the Act, then the provisions of the Act shall prevail.

ARTICLE 3. MEMBERS

Section 3.1. Place of Meetings. All meetings of Members shall be held at the principal place of business of the Company unless another place is designated by the Managing Board in the notice of a meeting.

Section 3.2. Special Meetings. Special meetings of the Members may be held for any matters on which the Members are entitled to vote and may be called by the Managing Board or by a Majority In Interest.

Section 3.3. Use of Conference Telephone and Similar Equipment. Any Member may participate in a meeting by means of telephonic conference call or similar communications equipment provided that all Members participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence at the meeting.

Section 3.4. Action by Company. Except as otherwise required under the Act or in this Agreement, whenever any Company action is to be taken, it shall be taken by the Managing Board and not by any Member.

Section 3.5. Voting Rights of Members; Proxies. Unless otherwise provided in the Certificate, every Member shall be entitled to (a) one vote for each one percent (1%) of Percentage Interest in the Company held by such Member and (b) a fraction of a vote for each fraction of one percent (1%) of Percentage Interest in the Company held by such Member (e.g., a Member with a one and one-half (1 1/2) Percentage Interest would be entitled to one and one-half (1 1/2) votes). A Member may vote, either in person or by proxy, executed in writing by the Member or a duly authorized attorney-in-fact.

Section 3.6. Voting by Entities. Any entity that is a Member of the Company may vote by any of its duly authorized officers or agents, or by proxy appointed by any duly authorized officer or agent.

Section 3.7. Consent of Members in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if, prior or subsequent to the action, there is a written consent or consents thereto by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 3.8. Other Activities. Any Member and any Board Member, and such Member’s or such Board Member’s Affiliates, may engage in any activities, whether or not related to the Company. Each Member agrees that any Member or Board Member, and any Affiliate of any Member or Board Member, (a) may engage in or possess an interest, direct or indirect, in any business venture of any nature or description for his, her or its own account, independently or with others (including some but not all Members), including, without limitation, any business, industry or activity which is competitive with the business of the Company and (b) may do so without any obligation to report the same to the Company or any Member or to afford the Company or any Member any opportunity to participate therein. Neither the Company nor any Member shall have any right in or to any such independent venture or investment or the revenues or profits derived therefrom. Notwithstanding the foregoing, this Section shall not constitute authorization of any Independent Board Member to engage in activities which would result in such Independent Board Member not qualifying to be an Independent Board Member.

ARTICLE 4. CAPITAL CONTRIBUTIONS

Section 4.1. Capital Contributions. Each Member shall make a Capital Contribution as set forth opposite such Member’s name on Schedule A. Except as specifically provided herein, the Members shall have no further obligation to contribute to the capital of the Company. In the event that the Company is required to make a capital contribution to the Partnership pursuant to the Distribution Support Agreement, the Members shall contribute such further capital to the Company as shall be necessary to enable the Company to make such capital contribution.

Section 4.2. Withdrawal; Interest. Except as otherwise expressly provided in this Agreement or as otherwise agreed, in writing, by unanimous consent of the Members,

(a) no part of the Capital Contribution of any Member may be withdrawn by such Member,

(b) no Member shall be entitled to receive interest on such Member Capital Contribution.

It is expressly understood and agreed that no Member shall be individually liable for the return of the capital or any other contributions of the Members, or any portion thereof, but on the contrary that any such return shall be made solely from assets of the Company.

Section 4.3. Loans and Services. Loans or services by any Member to the Company shall not be considered Capital Contributions to the Company.

ARTICLE 5. ASSIGNMENTS

Section 5.1. Personal Property. An Interest of a Member in the Company is personal property and a Member shall have no interest in specific Company Property.

Section 5.2. In General. Subject to the restrictions contained in the Omnibus Agreement, a Member may assign an Interest in the Company, subject to compliance at such Member’s expense with federal and state securities laws and this Section. Any assignment shall be effective as of midnight of the last day of the calendar month in which it is made and no such assignment shall relieve the assignor of such assignor’s responsibility for any expenses, obligations or liabilities, whether accruing prior or subsequent to the assignment. Unless and until an assignee is admitted to the Company as a Substitute Member as hereinafter provided, such assignee shall only be entitled to receive distributions from the Company attributable to the assigned interest from and after the effective date thereof; provided that the Managing Board and the Company shall be entitled to treat the assigning Member as the absolute owner of such assignor’s Interest in the Company and shall incur no liability for distributions made in good faith to such assignor until the effective date of the assignment and until appropriate documents of assignment have been delivered to the Managing Board and recorded on the Company’s books.

Section 5.3. Substitute Members. An assignee of any Interest of a Member in the Company may become a substitute Member (each, a “Substitute Member”) only with the consent of the Managing Board, which may be arbitrarily withheld, and compliance with this Section. This Agreement may be amended by the Managing Board, without the necessity of the vote or consent of any of the Members, to effect such admission not later than the last day of the calendar month following receipt of notice of the assignment and such appropriate documentation of the assignment and substitution as the Managing

Board may reasonably require; provided that no such assignee shall become a Substitute Member unless the assignee shall have consented in writing, in form satisfactory to the Managing Board, to be bound by the terms of this Agreement in the place and stead of the assigning Member.

ARTICLE 6. MANAGEMENT OF THE COMPANY

Section 6.1. Designation of Managing Board; Classes of Board Members. Management of the business and affairs of the Company shall be vested in the Managing Board. The Managing Board shall have the full and exclusive right to manage the business of the Company and is hereby authorized to take all actions necessary or proper with respect thereto. The number of Board Members which shall constitute the Managing Board shall be seven; provided, however, that such number may be increased or decreased from time to time by resolution adopted by a Majority in Interest of the Members and provided, further, that so long as the Company serves as the general partner of the Partnership, the Managing Board shall at all times include three Independent Board Members. The Board Members shall be divided into three classes, designated Classes A, B and C, no one of which shall contain more than one more Board Member than any other. The Board Members shall serve for terms of three years, unless sooner removed, except that, with respect to Board Members serving as of the date hereof, the term of Board Members in Class A shall expire in January 2004, the term of Board Members in Class B shall expire in January 2005 and the term of Board Members in Class C shall expire in January 2006. The Chairman of the Managing Board shall preside at all meetings of the Members and the Managing Board.

Section 6.2. Selection of Board Members. Board Members shall be selected by the Members. The candidates receiving the highest number of votes from the Members shall be elected.

Section 6.3. Removal by Members. The entire Managing Board, or any class of the Managing Board or any individual Board Member, may be removed from office by vote or consent in writing of a Majority in Interest of the Members.

Section 6.4. Removal by the Managing Board. The Managing Board may declare vacant the office of a Board Member who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause.

Section 6.5. RESERVED.

Section 6.6. Committees. So long as the Company serves as the general partner of the Partnership, the Board shall have the following committees, the members of which shall be the Independent Board Members:

(a) Conflicts Committee. The Conflicts Committee shall be responsible for determining whether Special Approval (as such term is defined in the Partnership Agreement) shall be given in connection with the resolution of a conflict of interest between the Company and its Affiliates, on the one hand, and the Partnership, a partner thereof or an assignee of a partner, all as more particularly be set forth in Section 7.10 of the Partnership Agreement.

(b) Audit Committee. The Audit Committee shall have the power and authority to select the Company’s and the Partnership’s independent auditors, review the scope and results of all audits and review the adequacy of the Company’s and the Partnership’s accounting, financial and operating controls.

The Managing Board may, by resolution adopted by a majority of the Board Members, establish one or more other committees consisting of one or more Board Members as may be deemed appropriate or desirable by the Managing Board to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Managing Board pursuant to which it was created, shall have and may exercise all of the powers and authority of the Managing Board.

Section 6.7. Meetings. Meetings of the Managing Board, or any committee thereof, shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Managing Board, or any committee thereof, as appropriate, may from time to time appoint or as may be designated in the notice of the meeting. One or more Board Members may participate in any meeting of the Managing Board, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 6.8. Special Meetings. Special meetings of the Managing Board may be called by the Chairman on at least one day’s notice to each Board Member, either by telephone or in writing. Special meetings shall be called by the Chairman or Secretary in like manner and on like notice upon the written request of a majority of the directors in office.

Section 6.9. Quorum. At all meetings of the Managing Board a majority of the Board Members in office shall constitute a quorum for the transaction of business, and the acts of a majority of the Board Members present and voting at a meeting at which a quorum is present shall be the acts of the Managing Board, except as may be otherwise specifically provided by statute or by this Agreement. At all committee meetings a majority of the committee members in office shall constitute a quorum for the transaction of business, and the acts of a majority of the committee members present and voting at a meeting at which a quorum is present shall be the acts of the committee, except as may be otherwise specifically provided by statute or by this Agreement.

Section 6.10. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Managing Board, or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the Board Members, or all of the committee members, as appropriate, is filed with the Secretary.

Section 6.11. Compensation. Independent Board Members, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Managing Board.

Section 6.12. Actions Requiring Majority In Interest. Notwithstanding anything to the contrary contained herein, the Managing Board shall not, without the prior consent of a Majority In Interest, (i) sell all or substantially all of the Property of the Company for the purpose of liquidating the Company; (ii) make any amendments to this Agreement not expressly permitted to be made solely by the Managing Board as set forth in this Agreement; (iii) cause the Company to consolidate, merge or take any similar action; (iv) start any new business of the Company that is outside the scope of Section 2.4 or (v) cause the Company to dissolve or file on behalf of the Company a voluntary petition in bankruptcy or appointment of a receiver for the Company.

Section 6.13. Authority to Bind Company. Except as authorized in writing by the Managing Board, none of the Members shall have the right or authority to act for or bind the Company.

Section 6.14. Admission of Members. The Managing Board may admit one or more new Members. To accomplish the purpose of this Section, the Managing Board is authorized to do all things necessary to effectuate the admission of any additional Member. Each new Member shall agree in writing to be bound by the terms and provisions hereof.

ARTICLE 7. OFFICERS

Section 7.1. In General. The Company shall have a President, Secretary and Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers and assistant officers as the Managing Board may authorize from time to time. It shall not be necessary for the officers to be Board Members. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Managing Board and until such officer’s successor has been selected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation. The Company may secure the fidelity of any or all of the officers by bond or otherwise.

Section 7.2. Removal. Any officer or agent of the Company may be removed by the Managing Board with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Managing Board.

Section 7.3. President. The President shall have the general responsibility for the management of the business of the Company and shall exercise or perform all the powers and duties usually incident to the office of President.

Section 7.4. Vice President. The Vice President, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Managing Board, or in default of such determination, by the order in which they were first elected or appointed. Each Vice President also shall have such powers and perform such duties as may be assigned to such Vice President by the Managing Board.

Section 7.5. Secretary. The Secretary shall attend all sessions of the Managing Board and all meetings of the Members and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee or any other committee of the Managing Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Managing Board.

Section 7.6. Treasurer. The Treasurer may be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the Company. The Treasurer shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the Company in such depositary or depositaries as may be designated by the Managing Board, subject to disbursement or disposition upon orders signed in such manner as the Managing Board shall prescribe. The Treasurer shall render to the President and to the Managing Board an account of all transactions as Treasurer and the results of operations and financial condition of the Company. Only if required by the Managing Board, the Treasurer shall give the Company a bond in such sum, and with such surety or sureties as may be satisfactory to the Managing Board for the faithful discharge of the duties of the Treasurer’s office, and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, records, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Company.

Section 7.7. Delegation of Officers’ Duties. Any officer may delegate duties to such officer’s assistant (if any) appointed by the Managing Board; and in case of the absence of any officer or assistant officer of the Company, or for any other reason the Managing Board may deem sufficient.

ARTICLE 8. LIMITATION OF              BOARD MEMBERS’ LIABILITY

AND INDEMNIFICATION

OF BOARD MEMBERS, OFFICERS AND OTHER PERSONS

Section 8.1. Limitation of Board Members’ Liability. No Board Member shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Board Member has breached or failed to perform the duties of such Board Member’s office, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Delaware or federal law.

Section 8.2. Indemnification.

(a) Indemnification of Board Members and Officers.

(i) Each Indemnitee shall be indemnified, defended and held harmless by the Company for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Delaware law against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(ii) The right to indemnification provided in this Section shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Company in advance of the final disposition of the Proceeding to the fullest extent permitted by Delaware law; provided that, if Delaware law so requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.

(b) Indemnification of Employees and Other Persons. The Company may, by action of the Managing Board and to the extent provided in such action, indemnify employees, Members and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Company shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Managing Board pursuant to the first sentence of this subsection (b).

(c) Securing of Indemnification Obligations. To further effect, satisfy or secure any indemnification obligations provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Managing Board shall deem appropriate.

(d) Defense of Certain Proceedings. As soon as practicable after receipt by any Indemnitee of notice of the commencement of any Proceeding, such Indemnitee shall, if a claim with respect thereto may be made against the Company under Section 8.2, notify the Company in writing of the commencement of such Proceeding; provided, however, that failure so to notify the Company shall not relieve the Company from any liability under Section 8.2 unless the Company shall have been prejudiced by such failure, or from any other liability which it may have to such Indemnitee other than under Section 8.2. With respect to any Proceeding, the Company may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires the Company, jointly with any other indemnifying party, shall be entitled to assume the defense of Indemnitee in the Proceeding, with counsel selected by the Company to the reasonable satisfaction of Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of Indemnitee in the Proceeding, the Company shall not be liable to such Indemnitee under Section 8.2 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense of Indemnitee in the Proceeding other than as otherwise provided herein. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding where the Company has assumed the defense of the Indemnitee, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of Indemnitee in the Proceeding shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee shall have been authorized by the Company; or (ii) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and such Indemnitee in the conduct of the defense of the Proceeding or that the defense conducted by the Company may not be adequate; or (iii) the Company shall not in fact have employed counsel to assume the defense in such Proceeding. The Company shall not be entitled to assume the defense of any Proceeding brought against an Indemnitee by or on behalf of the Company.

(e) Arbitration. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Company are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the Indemnitee and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the Company and the Indemnitee cannot agree on the selection of the third arbitrator within 30 days after such time as the Company and the Indemnitee have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. The party or parties challenging the right of an Indemnitee to the benefits of this Article shall have the burden of proof. The Company shall reimburse an Indemnitee for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Company shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the Indemnitee in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

(f) Certain Exceptions. Notwithstanding anything in the foregoing to the contrary, the Company shall not be obligated to indemnify any person (i) for any amounts paid in settlement of an action indemnified against by the Company, unless pursuant to prior written consent of the Company, or (ii) except as provided in subsection (e), with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense.

ARTICLE 9. ACCOUNTING AND BANK RECORDS

Section 9.1. Fiscal Year and Accounting Method. Unless otherwise determined by the Managing Board, the fiscal year and taxable year of the Company shall end on December 31 (the “Fiscal Year”), or as required by the Code. For purposes of Capital Account maintenance, the Fiscal Year shall also be divided into Accounting Periods as provided below. The method of accounting used by the Company shall be determined by the Managing Board.

Section 9.2. Books and Records. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions. The books and records of the Company shall be maintained at the offices of the Company and/or such other places as the Managing Board may designate. Each Member (or such Member’s designated representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Member’s own expense) all books and records of the Company.

Section 9.3. Accountings. As soon as is reasonably practicable after the close of each Fiscal Year, the Managing Board shall make or cause to be made a full and accurate inventory and accounting of the affairs of the Company as of the close of that Fiscal Year and shall prepare or cause to be prepared a balance sheet as at the end of such Fiscal Year, a profit and loss statement for that Fiscal Year and a statement of Members’ capital showing the respective Capital Accounts of the Members as of the close of such Fiscal Year and, if any, the Capital Contributions of and distributions to Members during such Fiscal Year. These financial statements may be prepared by the Managing Board and may be audited by independent accountants as the Managing Board may deem appropriate.

Section 9.4. Capital Account. An individual capital account (each, a “Capital Account”) shall be established and maintained for each Member in accordance with the following provisions:

(a) To the Capital Account of a Member, there shall be credited such Member’s Capital Contributions and such Member’s share of Profits, pursuant to Section 10.2.

(b) From the Capital Account of a Member, there shall be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement and such Member’s share of Loss allocated pursuant to Section 10.2.

Section 9.5. Tax Returns and Elections. The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law. The Company shall claim all deductions and make such elections for federal or state income tax purposes which the Tax Matters Officer reasonably believes will produce the most favorable tax results for the Members. William R. Seiler is hereby designated to serve as the Company’s “Tax Matters Officer,” defined as having the meaning ascribed to the term “tax matters partner” in the Code, and in such capacity is hereby authorized and empowered to act for and represent the Company and each of the Members before (i) the Service in any audit or examination of any Company tax return, and (ii) any court reviewing any adjustment assessed by the Service. Each of the Members does by execution of this Agreement consent and agree to become bound by all actions of the Tax Matters Officer, including any contest, settlement or other action or position which the Tax Matters Officer may deem proper under the circumstances. The Members specifically acknowledge, without limiting the general applicability of this Section, that the Tax Matters Officer shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by him in his capacity as the Tax Matters Officer, provided he used reasonable business judgment with respect to the action taken. All out-of-pocket expenses incurred by the Tax Matters Officer in his capacity as the Tax Matters Officer shall be considered expenses of the Company for which the Tax Matters Member shall be entitled to full reimbursement.

ARTICLE 10. ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS

Section 10.1. Definitions. The following terms shall have the meanings ascribed to them in this Article:

(a) The “Accounting Period” shall be (a) a Fiscal Year if there are no changes in Percentage Interests and no adjustments pursuant to Subsection (c) below during the Fiscal Year except on the first day thereof, or (ii) any other period beginning on either (A) the first day of a Fiscal Year, or (B) any other day during a Fiscal Year upon which occurs a change in Percentage Interests or adjustment pursuant to Subsection (c) below, and ending on the earlier of (X) the last day of a Fiscal

Year, or (Y) the day preceding the next day upon which any change in Percentage Interests or adjustment pursuant to Subsection (c) below shall occur.

(b) “Profit or Profits” and “Loss or Losses” mean, for each Accounting Period, an amount equal to the Company’s taxable income or loss for such period, as determined by the Company’s accountants, in accordance with Code 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to 703(a)(1) of the Code shall be included in Profits or Losses), with the adjustments required to comply with the capital account maintenance rules of Treasury Regulations 1.704-1(b)(2)(iv) and the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added back;

(ii) Any expenditures of the Company described in 705(a)(2)(B) of the Code or treated as 705(a)(2)(B) expenditures pursuant to Treasury Regulations 1.704(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(iii) If the Gross Asset Value of any Company asset is adjusted pursuant to Section 10.1(c)(ii) hereof or (iv) hereof, the amount of such adjustment shall be taken into account in the Accounting Period as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

(iv) Gain or loss resulting from any disposition of Company’s assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value.

(c) “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of cash contributed by a Member to the Company shall be the amount of such cash contribution;

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as of the following times: (i) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property, unless all Members received simultaneous distributions of undivided interests in the distributed property in proportion to their respective Percentages Interests; (iii) the last day of each Fiscal Year; and (iv) a liquidation within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(b);

(iii) The Gross Asset Value of the Company property distributed to any Member shall be the gross fair market value of such Company property;

(iv) The Gross Asset Value of any Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company property pursuant to Code section (734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing Board determines that an adjustment pursuant to subsection (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv); and

(v) If the Gross Asset Value of an asset has been determined or adjusted pursuant hereto, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses, and Capital Accounts shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and the Members’ distributive shares of depreciation, depletion, amortization, gains and losses for tax purposes with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and the Gross Asset Value of such property in the same manner as under Code Section 704(c).

Section 10.2. Allocation of Profits and Losses.

(a) Profit or Loss. Profits and Losses of the Company shall be determined and allocated with respect to each Accounting Period of the Company as of the last day thereof. Subject to the other provisions of this Section, an allocation to a Member of a share of Profits and Losses shall be treated as an allocation of the same share of each item of income, gain, loss and deduction that is taken into account in computing Profits and Losses.

(b) Allocation of Profits and Losses; Profit Allocation. After giving effect to the Special Allocations set forth in Section 10.2(c) hereof, all Profits and Losses for each Accounting Period shall be allocated to the Members in proportion to their respective Percentage Interests as the last day thereof. Anything herein to the contrary notwithstanding, any recapture under applicable tax laws shall be allocated to the Members in the same proportions as the item generating the recapture shall have been allocated.

(c) Special Allocations.

(i) Qualified Income Offset. Notwithstanding the allocations provided in Section 10.2(b) hereof and except as otherwise provided in this subsection 10.2(c), in the event that any Member receives an unexpected allocation of Loss or deduction or an unexpected distribution as described in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in a deficit balance in such Member’s Capital Account (after taking into account reductions for the items set forth in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5), or (6)) in excess of (x) the amount such Member is obligated to restore, if any, and (y) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be allocated items of gross income or gain in the amount necessary to eliminate such excess as quickly as possible. This provision is intended to satisfy the definition of “qualified income offset,” as defined in Treasury Regulations 1.704-1(b)(2)(ii)(d).

(ii) Limitation on Loss Allocations. The Losses allocated pursuant to Section 10.2(b) shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have a deficit balance in such Member’s Capital Account at the end of any Fiscal Year (decreased by the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5), and increased by the items set forth in

Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) or (6)). All Losses in excess of the limitations set forth in this paragraph shall be allocated among the Members, pro rata, to the extent each, respectively, is liable, exposed or otherwise bears the economic risk of loss with respect to any debt or other obligation of the Company.

(iii) Section 754 Adjustment. If an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Treasury Regulations 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Member in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations Section.

(iv) Curative Allocations. The allocations set forth in Sections 10.2(c)(i), (ii), and (iii) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations 1.704-1 and 1.704-2. Notwithstanding any other provision of this Section 10.2 (other than the Regulatory Allocations and the provisions of Section 10.2(f) hereof), the Regulatory Allocations shall be taken into account in allocating Losses and Profits and items of gross income, gain and deduction among the Members so that, to the extent possible, the net amount of such allocations to the Members shall be equal to the net amount that would have been allocated to the Members if the Regulatory Allocations had not occurred.

(d) Syndication Expenses. Syndication Expenses for any Fiscal Year or other period shall be allocated to the Members in proportion to their Percentage Interests, provided that if additional Members are admitted to the Company on different dates, all Syndication Expenses shall be divided among those who are Members from time to time so that, to the extent possible the cumulative Syndication Expenses are allocated in proportion to the Percentage Interests from time to time. If the Managing Board determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the Managing Board may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Members, notwithstanding any other provision of this Agreement.

(e) Tax Allocations.

(i) In accordance with 704(c) of the Code and the Treasury Regulations thereunder, Profit, gain, Loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 8.1(c) hereof).

(ii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 8.1(c) hereof, subsequent allocations of Profit, gain, Loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as is contemplated by 704(c) of the Code and the Treasury Regulations thereunder. In particular, in each Fiscal Year, items of income, deduction, gain, loss or credit that are recognized for income tax purposes shall be allocated among the Members in such manner as to reflect equitably amounts credited to or debited against each Member’s Capital Account, whether in such Fiscal Year or in prior Fiscal Years. To this end, the Company shall establish and maintain records that shall show the extent to which each Capital Account of each Member shall, as of the last day of each Fiscal Year, be comprised of amounts that have not been reflected in the taxable income of such Member. To the extent deemed by the Managing Board to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Members who have enjoyed the related credits, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Members who have borne the burden of the related debits.

(iii) Notwithstanding any of the provisions of this Agreement to the contrary, if a Member withdraws capital during a Fiscal Year, allocations of taxable income and loss shall be made as follows:

(A) Taxable income shall be allocated first, to each Member who has withdrawn all of a Capital Account as of the last day of that Fiscal Year, to the extent of the positive difference, if any, derived by subtracting such Member’s adjusted tax basis in such Member’s Interest in the Company with respect to such Capital Account from the balance in such Capital Account immediately prior to such withdrawal. If more than one Capital Account has been so withdrawn, such allocations shall be made to the extent of and in proportion to such positive differences;

(B) Taxable income shall be allocated second, to each Member who has withdrawn part of a Capital Account in that Fiscal Year and such withdrawal has exceeded such Member’s adjusted tax basis in such Member’s Interest with respect to such Capital Account as of the last day of that Fiscal Year, an amount equal to (x) such excess plus (y) an amount equal to the taxable income otherwise allocable hereunder, less the amount allocated under clause (x) above (but not below zero). If more than one Capital Account has been so withdrawn in part, the allocation under clause (x) shall be to the extent of and in proportion to such negative balances; and

(C) Taxable loss shall first be allocated to each Member who has withdrawn all of a Capital Account in that Fiscal Year, to the extent that such Member’s adjusted tax basis in such Member’s Interest in the Company with respect to such Capital Account exceed that Capital Account immediately prior to such withdrawal. If more than one Capital Account has been so withdrawn, such allocations of taxable loss shall be made to the extent of and in proportion to such differences.

The Managing Board, in its exclusive discretion, may cause the Company to make the election to adjust the basis of Company Property under Code Section 754. In any year in which the Code Section 754 election is in effect, this Section 10.2(e)(iii) shall be null and void.

(iv) Any elections or other decisions relating to such allocations shall be made by the Managing Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.2(e) are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses or other items of any Member, or distributions to any Member, pursuant to any provision of this Agreement.

(f) Other Allocation Rules.

(i) Generally, all Profits and Losses shall be allocated among the Members as provided in Section 10.2. If Members are admitted to the Company on different dates during any Fiscal Year, the Profits or Losses allocated among the Members for each such Fiscal Year shall be allocated in proportion to their respective Capital Accounts from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the Managing Board.

(ii) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Board using any permissible method under Code Section 706 and the Regulations thereunder.

(iii) The Members are aware of the income tax consequences of the allocations made by this Section and hereby agree to be bound by the provisions of this Section in reporting their shares of Profits and Losses for income tax purposes.

(iv) Notwithstanding any of the foregoing provisions to the contrary, if taxable gain to be allocated includes income resulting from the sale or disposition of property of the Fund that is treated as ordinary income, such gain so treated as ordinary income shall be allocated to and reported by each Member in proportion to allocations to that Member of the items that gave rise to such ordinary income, and the Company shall keep records of such allocations. In the event of the subsequent admission of any new Member, any item that would constitute “unrealized receivables” under Code Section 751 and the Treasury Regulations thereunder shall not be shared by the newly admitted Members, but rather shall remain allocated to existing Members.

(g) Provisional Allocation. If any amount claimed by the Company to constitute a deductible expense in any Fiscal Year is treated by any Federal, state or local taxing authority as a payment made to a Member in such Member’s capacity as a member of the Company for income tax purposes, with regard to such authority, items of income and gain of the Company for such Fiscal Year shall first be allocated to such Member to the extent of such payment.

Section 10.3. Determinations as to Distributions. All determinations as to the amount and timing of distributions, and whether such distributions will be made wholly or partly in cash or in kind, shall be made in good faith by the Managing Board.

ARTICLE 11. LIQUIDATION

Section 11.1. Order of Payments and Distributions. In the event of a dissolution or Liquidation of the Company, the Company shall pay and/or distribute the Liquidation Proceeds pursuant to the Act and, to the extent not inconsistent with the Act, in the following order of priority:

(a) First, the expenses of Liquidation and debts of the Company shall be paid. Any Reserves shall be established or continued which the Managing Board deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, provided that nothing in this subsection (a) shall compromise or limit a Member’s exercise of his, her or its rights as a creditor of the Company relative to the rights of other creditors which are not Members of the Company; and

(b) Second, the Company shall make distributions to each Member in proportion to each Member’s positive Capital Account as such Capital Account shall stand at the end of the Fiscal Year in which the dissolution or Liquidation occurs after all adjustments have been made to the Capital Account including the allocation of Profit and Loss resulting from the dissolution or Liquidation of the Company pursuant to this Agreement.

Section 11.2. Procedures for Dissolution. The Managing Board or its representatives shall liquidate the assets of the Company, apply and distribute the Liquidation Proceeds as contemplated by this Agreement and cause the cancellation of the Certificate. As soon as practicable after the dissolution of the Company, a full account of the assets and liabilities of the Company shall be taken, and a statement shall be prepared by the independent accountants then acting for the Company setting forth the assets and liabilities of the Company. A copy of such statement shall be furnished to each Member within ninety (90) days after such dissolution. Thereafter, the assets of the Company shall be liquidated as promptly as practicable and the proceeds thereof shall be distributed as set forth in Section 9.1 hereof.

Section 11.3. Miscellaneous.

(a) Upon Liquidation of the Company, each Member shall look solely to the assets of the Company for the return of his, her or its investment, and if the Company’s assets remaining after payment and discharge of debts and liabilities of the Company, including any debts and liabilities owed to any one or more of the Members, are not sufficient to satisfy the rights of a Member, such Member shall have no recourse or further right or claim against the Company or any other Member.

(b) If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled.

(c) Except as otherwise required by law, no Member shall be obligated to restore any negative balance existing in his, her or its Capital Account upon Liquidation of such Member’s Interest.

ARTICLE 12. MISCELLANEOUS

Section 12.1. No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

Section 12.2. Entire Agreement; Amendment. This Agreement, together with the Certificate, contains the entire agreement among the Members, relative to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Except as otherwise expressly provided in this Agreement, this Agreement shall not be altered, modified or changed except by a written document duly executed by a Majority In Interest of the Members at the time of such alteration, modification or change; provided, however, that the Managing Board shall be authorized to amend this Agreement without the consent of any Member if such amendment is necessary to comply with applicable laws (e.g., amendments necessary to conform with changes in the tax law) or such amendment is ministerial in nature.

Section 12.3. Amendment to Certificate. The Certificate shall not be amended except by the written consent of a Majority In Interest of the Members; provided, however, that the Managing Board shall be authorized to amend the Certificate without the consent of any Member if such amendment is necessary to conform the Certificate with any amendment made to this Agreement.

Section 12.4. Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and be enforced to the greatest extent permitted by law.

Section 12.5. Binding Nature of Agreement; No Assignment. Subject to Article 5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 12.6. Headings. The headings of the Articles and Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

Section 12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

Section 12.8. Partition. Each of the parties irrevocably waives during the term of the Company any right that he, she or it may have to maintain any action for partition with respect to the Property of the Company.

Section 12.9. Appointment of Attorney-in-Fact. Each Member hereby irrevocably constitutes and appoints the Chairman and the Vice Chairman of the Managing Board his, her or its true and lawful attorney-in-fact, with full power of substitution, and with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record with the appropriate public offices such certificates, instruments and documents as may be necessary or appropriate to carry out the provisions of this Agreement or effectuate any action taken by or on behalf of the Company, including, but not limited to, any amendments to this Agreement or the Certificate. This appointment as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the attorneys-in-fact to act as contemplated by this Agreement in any filing and other action by the attorneys-in-fact on behalf of the Company and, shall to the fullest extent permitted by applicable law, survive the Bankruptcy, death or incompetency of any Member hereby giving such power. The power of attorney granted herein may be exercised by an attorney-in-fact by listing, or attaching a list of, all of the names of the Members and executing such amendments, certificates, instruments and other documents with the signature of the attorney-in-fact for all Persons whose names are so listed.

Section 12.10. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when personally delivered or sent by confirmed telecopy, one business day following the day when deposited with an overnight courier service, for delivery to the intended addressee or three (3) business days following the day when deposited in the United States mails, first class postage prepaid.

Section 12.11. Governing Law. The validity, construction and performance of this Agreement, and the legal relations among the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

RESOURCE ENERGY, INC.

By:	/s/ Michael L. Staines

Its:	President

AIC, INC.

By:	/s/ Steven J. Kessler

Its:	Senior Vice President

VIKING RESOURCES CORPORATION

By:	/s/ Michael L. Staines

Its:	President and Secretary

ATLAS ENERGY GROUP, INC.

By:	/s/ Michael L. Staines

Its:	Senior Vice President and Secretary

ATLAS RESOURCES, INC.

By:	/s/ Michael L. Staines

Its:	Senior Vice President and Secretary

REI-NY, INC.

By:	/s/ Michael L. Staines

Its:	Vice President and Assistant Secretary